UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
Item 8.01 Other Events	1

SIGNATURES	3

PURPOSE OF FILING

The purpose of this filing is to report that (i) three of our Section 16 reporting persons have entered into a pre-arranged trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and on terms consistent with our Executive Stock Ownership Guidelines and (ii) ten of our Section 16 reporting persons have taken certain actions with respect to tax liabilities that each of them will incur in 2008 in connection with the vesting of previously granted restricted stock awards.

Item 8.01	Other Events.

10b5-1 Trading Plans

On November 7, 2007, Anthony Pietrontone, our Principal Accounting Officer, entered into a pre-arranged trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and on terms consistent with our Executive Stock Ownership Guidelines. In accordance with our Executive Stock Ownership Guidelines, Mr. Pietrontone is required, among other things, to maintain a minimum level of stock ownership equal in value to two times his annual salary. Pursuant to Mr. Pietrontone’s trading plan, beginning in December 2007 he intends to sell an aggregate of 1,300 shares of our common stock upon the exercise of stock options currently held by him.

On November 15, 2007, James P. Burke, our Senior Vice President, Global Marketing Solutions, entered into a pre-arranged trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and on terms consistent with our Executive Stock Ownership Guidelines. In accordance with our Executive Stock Ownership Guidelines, Mr. Burke is required, among other things, to maintain a minimum level of stock ownership equal in value to four times his annual salary. Pursuant to Mr. Burke’s trading plan, beginning in December 2007 he intends to sell an aggregate of 25,439 shares of our common stock, 22,075 shares of which will be sold upon the exercise of stock options currently held by him.

On November 20, 2007, Patricia A. Clifford, our Senior Vice President, Human Resources, entered into a pre-arranged trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and on terms consistent with our Executive Stock Ownership Guidelines. In accordance with our Executive Stock Ownership Guidelines, Ms. Clifford is required, among other things, to maintain a minimum level of stock ownership equal in value to four times her annual salary. Pursuant to Ms. Clifford’s trading plan, beginning in December 2007 she intends to sell an aggregate of 7,689 shares of our common stock, 5,600 shares of which will be sold upon the exercise of stock options currently held by her.

A Statement of Changes in Beneficial Ownership of Securities on Form 4 will be filed with the U.S. Securities and Exchange Commission, or SEC, as required in connection with transactions completed under each of the above trading plans, and all shares will be sold in the open market at prevailing market prices.

Additional details regarding our Executive Stock Ownership Guidelines as they apply to our executive officers and other members of senior management can be found in our Proxy Statement filed with the SEC on March 26, 2007 and our Form 10-Q for the period ending March 31, 2007 filed with the SEC on May 4, 2007 and in future filings with the SEC.

Similar trading plans may be adopted by our officers or directors in the future. We do not undertake to report Rule 10b5-1 plans that may be adopted by any of our officers or directors in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

Tax Withholding Elections

Restrictions on shares of our common stock previously awarded to our Section 16 reporting persons are scheduled to lapse according to the schedule set forth below. On the applicable vesting date, each such person will realize taxable income equal to the fair market value of the shares on the vesting date, at which time we are required to withhold or receive from him or her related taxes at statutorily defined rates. In order to facilitate the withholding, each of the individuals named below has made an irrevocable election prior to the date of this filing to satisfy the applicable withholding through the deduction of that number of shares from the vested amount having an aggregate fair market value equal to the amount required to be so withheld. The withholding of shares to satisfy tax withholding will be reported on a Form 4.

	Shares Vesting
Name	February 23, 2008	February 24, 2008	February 25, 2008	August 8, 2008	September 5, 2008
Steven W. Alesio	5,001	9,596	13,021	—	—
Chairman and Chief Executive Officer
James P. Burke	790	1,200	940	4,999	—
Chief Marketing Officer and Senior Vice President, Global Solutions
Patricia A. Clifford	676	1,032	1,999	—	—
Senior Vice President, Human Resources
James M. Howland	357	—	—	—	1,500
President, D&B International
Jeffrey S. Hurwitz	183	299	860	—	—
Senior Vice President, General Counsel and Corporate Secretary
Anastasios G. Konidaris	635	840	—	—	—
Senior Vice President and Chief Financial Officer
David J. Lewinter	753	1,336	2,499	—	—
Senior Vice President, Global Reengineering
Sara Mathew	2,331	3,946	9,258	—	—
President and Chief Operating Officer
Anthony Pietrontone Jr.	95	169	380	—	—
Principal Accounting Officer
Byron C. Vielehr	947	840	—	4,999	—
Chief Information Officer and Senior Vice President, Technology

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Jeffrey S. Hurwitz
Jeffrey S. Hurwitz
Senior Vice President, General
Counsel and Corporate Secretary

DATE: November 21, 2007